Exhibit 10.15
AMENDMENT NO. 3
TO THE
WITNESS SYSTEMS, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN
THIS AMENDMENT NO. 3 TO THE WITNESS SYSTEMS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN (this “Amendment”) is made effective as of the 6th day of December 2007, by Verint Systems Inc., a Delaware corporation (the “Company”).
WITNESSETH:
WHEREAS, the Company has acquired Witness Systems, Inc., and in connection therewith, has assumed the Witness Systems, Inc. Amended and Restated Stock Incentive Plan (as amended, the “Plan”); and
WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company to amend the Plan to provide for the award of restricted stock units;
WHEREAS, the Board of Directors of the Company has determined that this Amendment may be made without stockholder approval;
NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the Plan is hereby amended as follows:
1. A new Section 7.5 is hereby added to the Plan as follows:
“7.5 Terms and Conditions of Restricted Stock Units.
A Restricted Stock Unit Award is an award which may be settled for shares of Common Stock. Such an award shall be subject to the following terms and conditions.
Restricted Stock Unit Awards shall be evidenced by Stock Incentive Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other restrictions or provisions as the Board shall deem advisable.
Upon determination of the number of Restricted Stock Units to be awarded to a Participant, the Board shall direct that the same be credited to the Participant’s account on the books of the Company but the underlying shares of Common Stock shall be delivered only upon vesting of the Restricted Stock Units as provided herein. The Participant shall have no rights as a stockholder with respect to any shares underlying the Restricted Stock Units prior to issuance and delivery of the shares of Common Stock upon vesting of the Restricted Stock Units.

Amounts equal to any dividends declared with respect to the number of shares of Common Stock covered by a Restricted Stock Unit Award may or may not be paid to the Participant currently, or may or may not be deferred and deemed to be reinvested in additional Restricted Stock Units, or otherwise reinvested on such terms as are determined at the time of the grant of the Restricted Stock Unit Award by the Board, in its sole discretion, and specified in the Stock Incentive Agreement.
The Board may condition the grant of a Restricted Stock Unit Award or the vesting thereof upon the Participant’s achievement of one or more performance goal(s) specified in the Stock Incentive Agreement. If the Participant fails to achieve the specified performance goal(s), either the Board shall not grant the Restricted Stock Unit Award to such Participant or the Participant shall not vest into and/or shall forfeit the Restricted Stock Unit Award.
The Stock Incentive Agreement shall specify the vesting period and the performance, employment or other conditions (including the termination of a Participant’s service with the Company, whether due to death, disability, retirement or other cause) under which the Restricted Stock Unit Award may be forfeited to the Company. The vesting period shall be determined at the discretion of the Board. The Board shall have the power to permit, in its discretion, an acceleration of the vesting period with respect to any part or all of the Restricted Stock Unit Award.
The Board may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Common Stock underlying the Restricted Stock Unit Award determined at the date of grant in exchange for the award or may grant the Restricted Stock Unit Award without the requirement of a cash payment.
All references in this Plan to “Restricted Stock Awards” other than in Section 7.4 shall be deemed to include Restricted Stock Unit Awards unless the context requires otherwise.”
2. Except as specifically amended by this Amendment, the Plan shall remain in full force and effect as prior to this Amendment.